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Exhibit 99.5

CONSENT OF ROBERT A. STANGER & CO., INC.

        We hereby consent to the reference in this Registration Statement on Form S-4 (the "Joint Proxy Statement/Prospectus") of our appraisal of the market value of the Corporate Property Associates 16—Global Incorporated real estate portfolio as of December 31, 2012 which is addressed to Corporate Property Associates 16—Global Incorporated and to all references to our firm in such Joint Proxy Statement/Prospectus.

ROBERT A. STANGER & CO., INC.
By:	/s/ ROBERT A. STANGER & CO., INC. Robert A. Stanger & Co., Inc.

Dated: October 1, 2013

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  Exhibit 99.5
CONSENT OF ROBERT A. STANGER & CO., INC.